Exhibit No. 5/ AFGL International, Inc./ Form S-3

              SERIES B CONVERTIBLE PREFERRED STOCK
                   CERTIFICATE OF DESIGNATION

                               FOR

                    AFGL INTERNATIONAL, INC.

                           CORRECTION

       CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

                               OF

              SERIES B CONVERTIBLE PREFERRED STOCK

                               OF

                    AFGL INTERNATIONAL, INC.


                Pursuant to Section 78.195 of the
                     Nevada Revised Statues



       AFGL  INTERNATIONAL,  INC.  a  corporation  organized  and
existing   under   the  laws  of  the  State   of   Nevada   (the
"Corporation"), in accordance with Section 78.195 of  the  Nevada
Revised Statutes, DOES HEREBY CERTIFY:

      1. The Articles of Incorporation of the Corporation, as amended (the "Articles of Incorporation"), fixes the total number of shares of all classes of capital stock which the Corporation shall have the authority to issue at Twenty-Five Million (25,000,000) shares, of which Five Million (5,000,000) shares shall be shares of Preferred Stock, par value $.001 per share (herein referred to as "Preferred Stock"), and Twenty Million (20,000,000) shares shall be shares of Common Stock, par value $.01 per share (herein referred to as "Common Stock").

      2.   The Articles of Incorporation expressly grants to  the
Board of Directors of the Corporation authority to provide for the issuance of said Preferred Stock in one or more series, with such voting powers, full or limited but not to exceed one vote per share, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights and qualifications limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors and as are not stated and expressed in the Articles of Incorporation.

      3.   Pursuant  to  authority conferred upon  the  Board  of
Directors by the Articles of Incorporation, the Board of Directors duly authorized and adopted resolutions providing for an issue of a series of its Preferred Stock to be designated "Series B Convertible Preferred Stock."

      4. Pursuant to such authorization, the Corporation filed with the Secretary of State of the state of Nevada on January 25, 1995, a Certificate of Designation for the Series B Convertible
Preferred Stock dated January 20, 1995 ("Designation").

       5. The Corporation subsequently discovered that the Designation contained typographical errors as follows:

      (i) In the second and third lines of Part 2B appearing on page 3 of the Designation, the reference to "Series B Stock" should be "Series B-1 Stock";

      (ii) In the sixth line of paragraph (iii), Part 2C, appearing on page 5 of the Designation, the reference to "Series
B Stock" should be "Series B-2 Stock";

      (iii) In the eleventh line of paragraph (iv), Part 2C, appearing on page 5 of the Designation, the reference to "Series
B Stock" should be "Series B-2 Stock";

      (iv) In the sixth line of paragraph (iii), Part 2D, appearing on page 7 of the Designation, the reference to "Series
B Stock" should be "Series B-3 Stock"; and

      (v) In the eleventh line of paragraph (iv), Part 2D, appearing on page 7 of the Designation, the reference to "Series
B Stock" should be "Series B-3 Stock";

      6.   Pursuant  to  authority conferred upon  the  Board  of
Directors  by  the  Articles  of  Incorporation,  the  Board   of
Directors duly authorized and adopted resolutions providing for the correction of the Designation as follows:

      (a) Part 2B of the Designation is hereby corrected to read as follows:

      2B. Conversion of Series B-1 Stock. The right to convert the Series B-1 Stock into shares of Common Stock shall vest immediately on the date of issuance of the Series B-1 Stock. Each share of Series B-1 Stock is convertible into One Hundred
(100) newly issued shares of Common Stock of the Corporation (the "B-1 Conversion Rate"). In the event the average of the closing bid prices for the Common Stock of the Corporation during the period of 20 consecutive business days prior to January 1, 1996, as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or a national stock exchange, or, if the Common Stock is not reported on NASDAQ or a national stock exchange, as reported on the "OTC Bulletin Board" operated by the National Association of Securities Dealers, Inc., is less than $1.50 per share, the B-1 Conversion Rate for each share of Series B-1 Stock shall automatically be increased on January 1, 1996, by an amount equal to 100,000 divided by the number of shares of Series B-1 Stock outstanding on January 1, 1996.

     (b) Paragraphs (iii) and (iv) of Part 2C of the Designation are hereby corrected to read as follows:

      (iii) In the event the gross revenue of FCI for the calendar year ending December 31, 1997, equals or exceeds
$4,000,000,   as  determined  by  the  Corporation's  independent
accountants in accordance with Generally Accepted Accounting Principles, the B-2 Conversion Rate for each share of Series B-2 Stock shall automatically be increased on April 30, 1998, by an amount equal to 8,572 divided by the number of shares of Series B-2 Stock outstanding on April 30, 1998. In the event the gross revenue of FCI for the calendar year ending December 31, 1997, exceeds $2,500,000 (but is less than $4,000,000), as determined by the Corporation's independent accountants in accordance with Generally Accepted Accounting Principles, the B-2 Conversion Rate for each share of Series B-2 Stock shall automatically be increased on April 30, 1998, by an amount determined by dividing 8,572 by the number of shares of Series B-2 Stock outstanding on April 30, 1998, and multiplying the result by a fraction, the numerator of which is the amount by which gross revenues exceed $2,500,000 for the calendar year ending December 31, 1997, and the denominator of which is $1,500,000. In the event the gross revenue of FCI for the calendar year ending December 31, 1997, does not exceed $2,500,000, there will be no adjustment in the B-2 Conversion Rate.

     (iv) In the event the gross revenue of FCI for the calendar year ending December 31, 1998, equals or exceeds $4,000,000, as determined by the Corporation's independent accountants in accordance with Generally Accepted Accounting Principles, the B-2 Conversion Rate for each share of Series B-2 Stock shall automatically be increased on April 30, 1999, by an amount equal to 8,572 divided by the number of shares of Series B-2 Stock outstanding on April 30, 1999. In the event the gross revenue of FCI for the calendar year ending December 31, 1998, exceeds $2,500,000 (but is less than $4,000,000), as determined by the Corporation's independent accountants in accordance with Generally Accepted Accounting Principles, the B-2 Conversion Rate for each share of Series B-2 Stock shall automatically be increased on April 30, 1999, by an amount determined by dividing 8,572 by the number of shares of Series B-2 Stock outstanding on April 30, 1999, and multiplying the result by a fraction, the numerator of which is the amount by which gross revenues exceed $2,500,000 for the calendar year ending December 31, 1998, and the denominator of which is $1,500,000. In the event the gross revenue of FCI for the calendar year ending December 31, 1998, does not exceed $2,500,000, there will be no adjustment in the B-2 Conversion Rate.

     (c) Paragraphs (iii) and (iv) of Part 2D of the Designation are hereby corrected to read as follows:

      (iii) In the event the gross revenue of FCI for the calendar year ending December 31, 1997, equals or exceeds
$4,000,000,   as  determined  by  the  Corporation's  independent
accountants in accordance with Generally Accepted Accounting Principles, the B-3 Conversion Rate for each share of Series B-3 Stock shall automatically be increased on April 30, 1998, by an amount equal to 5,714 divided by the number of shares of Series B-3 Stock outstanding on April 30, 1998. In the event the gross revenue of FCI for the calendar year ending December 31, 1997, exceeds $2,500,000 (but is less than $4,000,000), as determined by the Corporation's independent accountants in accordance with Generally Accepted Accounting Principles, the B-3 Conversion Rate for each share of Series B-3 Stock shall automatically be increased on April 30, 1998, by an amount determined by dividing 5,714 by the number of shares of Series B-3 Stock outstanding on April 30, 1998, and multiplying the result by a fraction, the numerator of which is the amount by which gross revenues exceed $2,500,000 for the calendar year ending December 31, 1997, and the denominator of which is $1,500,000. In the event the gross revenue of FCI for the calendar year ending December 31, 1997, does not exceed $2,500,000, there will be no adjustment in the B-3 Conversion Rate.

     (iv) In the event the gross revenue of FCI for the calendar year ending December 31, 1998, equals or exceeds $4,000,000, as determined by the Corporation's independent accountants in accordance with Generally Accepted Accounting Principles, the B-3 Conversion Rate for each share of Series B-3 Stock shall automatically be increased on April 30, 1999, by an amount equal to 5,714 divided by the number of shares of Series B-3 Stock outstanding on April 30, 1999. In the event the gross revenue of FCI for the calendar year ending December 31, 1998, exceeds $2,500,000 (but is less than $4,000,000), as determined by the Corporation's independent accountants in accordance with Generally Accepted Accounting Principles, the B-3 Conversion Rate for each share of Series B-3 Stock shall automatically be increased on April 30, 1999, by an amount determined by dividing 5,714 by the number of shares of Series B-3 Stock outstanding on April 30, 1999, and multiplying the result by a fraction, the numerator of which is the amount by which gross revenues exceed $2,500,000 for the calendar year ending December 31, 1998, and the denominator of which is $1,500,000. In the event the gross revenue of FCI for the calendar year ending December 31, 1998, does not exceed $2,500,000, there will be no adjustment in the B-3 Conversion Rate.

      7. Except as provided above, the Designation shall remain unchanged by this certificate.

       IN  WITNESS  WHEREOF,  the  Corporation  has  caused  this certificate  to be executed by Gary S. Goldstein, its  President,
and  attested to by Barry S. Roseman, its Secretary, this     day
of             ,      .

                                       AFGL INTERNATIONAL, INC.

                                       By /s/
                                           Gary   S.   Goldstein,
President
ATTEST

By /s/
   Barry S. Roseman, Secretary

                         ACKNOWLEDGMENT


STATE OF NEW YORK     )
                      ) ss
COUNTY OF             )

      I, Gary S. Goldstein, hereby certify that I am the duly elected and qualified President of AFGL INTERNATIONAL, INC., that the foregoing instrument is the act and deed of the Corporation and the facts stated therein are true.

                                      By: /s/
                                           Gary   S.   Goldstein,
President

      Subscribed and sworn to before me the undersigned, a Notary
Public  in  and  for  said  county  and  state,  this     day  of
,   .

                                    Notary Public